As filed with the Securities and Exchange Commission on July 20, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TWIN VEE POWERCATS CO.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3730 (Primary Standard Industrial Classification Code Number)	27-1417610 (I.R.S. Employer Identification Number)

Twin Vee PowerCats Co.

3101 S. US-1
Ft. Pierce, Florida 34982
(772) 429-2525

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Joseph C. Visconti
Chief Executive Officer and President
Twin Vee PowerCats Co.
3101 S. US-1
Ft. Pierce, Florida 34982
(772) 429-2525

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Leslie Marlow, Esq. Hank Gracin, Esq. Patrick J. Egan, Esq. Gracin & Marlow LLP The Chrysler Building 405 Lexington Avenue, 26th Floor New York, New York 10174 (212) 907-6457	Gregory Sichenzia, Esq. Jay Yamamoto, Esq. Sichenzia Ross Ference LLP 1185 Avenue of the Americas, 31st Floor New York, New York 10036 Tel: (212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-255134)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(2)
Common Stock, $0.001 par value per share(3)	$2,990,000	$326.21
Representative’s Warrants(4)	—	—
Common Stock issuable upon exercise of Representative’s Warrants(3)(6)	$186,875	$20.39
Total	$3,176,875	$346.60

(1)	The registrant previously registered securities with a proposed maximum aggregate offering price not to exceed $18,816,875 on a registration statement on Form S-1, as amended (File No. 333-255134), which was declared effective by the Securities and Exchange Commission on July 20, 2021. In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the Securities Act”), an additional amount of securities having a proposed maximum aggregate offering price of $3,176,875 is hereby registered, which includes shares of common stock that may be issued upon exercise of a 45-day option granted to the representative of the underwriters.

(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(3)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(4)	No additional registration fee is required pursuant to Rule 457(g).

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. We have agreed to issue to the representative of the underwriters warrants to purchase the number of shares of our common stock (the “Representative’s Warrants”) in the aggregate equal to five percent (5%) of the shares of our common stock to be issued and sold in this offering (including shares issuable upon exercise of the over-allotment option described herein). The Representative’s Warrants are exercisable for a price per share equal to 125% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g), the proposed maximum aggregate offering price of the Representative’s Warrants is $186,875, which is equal to 125% of $149,500 (5% of $2,990,000).

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-1 is being filed by Twin Vee PowerCats Co., a Delaware corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-255134) (the “Prior Registration Statement”), initially filed by the Registrant on April 8, 2021 and declared effective by the Securities and Exchange Commission on July 20, 2021. This Registration Statement covers the registration of additional securities with a proposed maximum offering price of $3,176,875, which consist of: (i) shares of the Registrant’s common stock, $0.001 par value per share (the “Common Stock”), (ii) representative’s warrants (the “Representative’s Warrants”) and (iii) shares of Common Stock issuable upon exercise of the Representative’s Warrants. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the registration statement declared effective on July 20, 2021.

The required opinions of counsel and related consents and accountants’ consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

Exhibit Index

Exhibit No.	Description
5.1*	Opinion of Gracin & Marlow, LLP
23.1*	Consent of Grassi & Co., P.C., Independent Registered Public Accounting Firm
23.2*	Consent of Gracin & Marlow, LLP. (included in Exhibit 5.1)
24.1**	Power of Attorney

* Filed herewith

** Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-255134), originally filed with the Securities and Exchange Commission on February 12, 2021 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Melville, State of New York, on July 20, 2021.

TWIN VEE POWERCATS CO.

/s/ Joseph C. Visconti
Joseph C. Visconti
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph C. Visconti	Chief Executive Officer, President and Director	July 20, 2021
Joseph C. Visconti

*	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 20, 2021
Donna Barnett

*	Vice President and Director	July 20, 2021
Preston Yarborough

*	Director	July 20, 2021
James Melvin

*	Director	July 20, 2021
Neil Ross

*	Director	July 20, 2021
Steven A. Shallcross

*By: /s/ Joseph C. Visconti
Joseph C. Visconti Attorney-In-Fact